Exhibit 99.1

TransAtlantic Petroleum Announces Fourth Quarter and Year-End 2017 Financial Results and Provides an Operations Update

Hamilton, Bermuda (March 21, 2018) – TransAtlantic Petroleum Ltd. (TSX: TNP) (NYSE-American: TAT) (the “Company” or “TransAtlantic”) today announced financial results for the quarter and year ended December 31, 2017 and provided an operations update. Additional information can be found on the Company’s website at www.TransAtlanticPetroleum.com.

Highlights

•	The Company has entered the presentation phase of the Company marketing process with Tudor Pickering Holt & Co.
•

Net loss from continuing operations in 2017 was $23.9 million, as compared to $22.4 million in 2016. Net loss from continuing operations for the three months ended December 31, 2017 was $4.0 million as compared to $4.4 million for the third quarter of 2017 and $5.7 million in the fourth quarter of 2016.

•

Adjusted EBITDAX from continuing operations for the year ended December 31, 2017 was $31.8 million, as compared to $40.9 million for the year ended December 31, 2016, which included cash settlements on commodity derivative contracts of $0.03 million and $4.2 million for 2017 and 2016, respectively. For the three months ended December 31, 2017, adjusted EBITDAX from continuing operations increased to $8.4 million, as compared to $7.3 million for the third quarter of 2017, and decreased from $9.4 million in the fourth quarter of 2016.[1]

•	Diluted net loss per common share from continuing operations improved to $0.50 in 2017 from $0.51 in 2016.
•	The Company’s 2017 general and administrative expenses and production expenses decreased 21% and 1%, respectively, from 2016.
•	The Company’s wellhead production from continuing operations was 1.2 million barrels of oil equivalent (“MMBOE”) in 2017, as compared to 1.8 million MMBOE in 2016.
•

The Company’s average net sales volumes from continuing operations were approximately 2,799 barrels of oil equivalent per day (“BOEPD”) in the fourth quarter of 2017, as compared to 2,862 BOEPD in the third quarter of 2017 and 4,335 BOEPD in the fourth quarter of 2016.

[1]	Adjusted EBITDAX is a non-GAAP financial measure. See the reconciliation at the end of this press release.

•	The Company’s 2017 net wellhead production was approximately 3,188 BOEPD, comprised of 3,025 barrels of oil per day (“BOPD”) and 1.03 million cubic feet of natural gas per day (“MMCFPD”).
•	The Company’s management will be presenting at the IPAA New York oil and gas conference on Monday, April 9, 2018 at 4:05 p.m. Eastern time.

Fourth Quarter 2017 Results from Continuing Operations

	For the Three Months Ended
	December 31, 2017	September 30, 2017	December 31, 2016
Net Sales:
Oil (MBbls)	246	254	352
Natural gas (MMCF)	68	58	279
Total net sales (MBOE)	258	263	399
Average net sales (BOEPD)	2,799	2,862	4,335
Realized Commodity Prices:
Oil ($/Bbl unhedged)	$59.90	$47.88	$44.50
Oil ($/Bbl hedged)	$59.90	$47.88	$44.50
Natural gas ($/MCF)	$4.41	$4.82	$5.65

Total revenues were $15.2 million for the three months ended December 31, 2017, as compared to $12.7 million for the three months ended September 30, 2017 and $18.7 million for the three months ended December 31, 2016. For the three months ended December 31, 2017, the Company had a net loss from continuing operations of $4.0 million, or $0.09 per share (basic and diluted), as compared to a net loss from continuing operations of $4.4 million, or $0.09 per share (basic and diluted), for the three months ended September 30, 2017, and a net loss from continuing operations of $5.7 million, or $0.12 per share (basic and diluted), for the three months ended December 31, 2016. The net loss for the three months ended December 31, 2017, included $0.8 million of foreign exchange loss and $0.7 million of exploration, abandonment, and impairment charges, as compared to $.05 million of foreign exchange loss and $0.1 million of exploration, abandonment, and impairment charges for the three months ended September 30, 2017. Additionally, this compares to $3.3 million of foreign exchange loss and $3.0 million of exploration, abandonment, and impairment charges for the three months ended December 31, 2016. Capital expenditures (including seismic, license acquisition, and other fixed assets) totaled $3.2 million for the three months ended December 31, 2017, as compared to $6.0 million for the three months ended September 30, 2017 and $4.6 million for the three months ended December 31, 2016.

Adjusted EBITDAX from continuing operations for the three months ended December 31, 2017 was $8.4 million, as compared to $7.3 million for the three months ended September 30, 2017 and $9.4 million for the three months ended December 31, 2016. The increase in fourth quarter of 2017 Adjusted EBITDAX compared to the third quarter of 2017 was primarily due to an increase of $2.6 million in total revenues, which was partially offset by an increase in general and administration expense and production expense of $1.0 million and $0.5 million, respectively.

2017 Annual Results for Continuing Operations

Revenues for the twelve months ended December 31, 2017 were $56.6 million, as compared to $68.6 million for the twelve months ended December 31, 2016. The decrease in annual revenues was primarily attributable to a decrease in sales volumes of 467 MBOE and the sale of Thrace Basin Natural Gas (Turkiye) Corporation (“TBNG”), which contributed 165 MBOE and $6.9 million in 2016 and resulted in a $4.4 million decrease in the sale of purchased natural gas. This was partially offset by an increase in the average price per barrels of oil equivalent (“BOE”) received for the Company’s sales volumes of $9.81 per BOE. For the twelve months ended December 31, 2017, the Company had a net loss from continuing operations of $23.9 million, or $0.50 per share (basic and diluted), as compared to a net loss from continuing operations of $22.4 million, or $0.51 per share (basic and diluted), for the twelve months ended December 31, 2016. The 2017 net loss from continuing operations included a $15.2 million loss on the sale of TBNG and $4.7 million of seismic and other exploration expense, as compared to $0.1 million of seismic and other exploration expense for the twelve months ended December 31, 2016. This was partially offset by a decrease in exploration, abandonment, and impairment expense of $5.0 million, general and administrative expense of $3.6 million, and cost of purchased gas of $3.9 million.

Adjusted EBITDAX from continuing operations for the twelve months ended December 31, 2017 was $31.8 million, as compared to $40.9 million for the twelve months ended December 31, 2016. The difference was primarily a result of a decrease in revenues of $12.0 million and a decrease in the Company’s realized cash settlements on its commodity derivative contracts of $4.2 million. This was partially offset by a decrease in exploration, abandonment, and impairment expense of $5.0 million, general and administrative expense of $3.5 million, and cost of purchased gas of $3.9 million.

Impact of Foreign Currency Exchange

During the three months ended December 31, 2017, accumulated other comprehensive loss increased $6.3 million to a total of $124.8 million as of December 31, 2017, due primarily to foreign exchange rate changes in Turkey compared to the U.S. Dollar. The financial statement impact is 100% non-cash and is reflected in other comprehensive (loss) income on the Consolidated Statement of Comprehensive (Loss) Income and in shareholder’s equity on the Summary Consolidated Balance Sheets. This adjustment impacts the value of comprehensive income and shareholders’ equity but does not impact net income or earnings per share.

The Company records its foreign operations’ assets, liabilities, and transactions in the functional currency, which for Turkey is the New Turkish Lira and for Bulgaria is the Bulgarian Lev. For more information regarding the effects of foreign currency exchange on Company operations and reported financial results, please refer to the Annual Report on Form 10-K for the year ended December 31, 2017, filed with the Securities and Exchange Commission on March 21, 2018.

Liquidity

During 2017, the Company paid off and retired its 13.0% Senior Convertible Notes due 2017 (the “2017 Notes”) that matured on July 1, 2017 and closed the sale of TBNG for gross proceeds of $20.7 million and net cash proceeds of $16.1 million. In addition, the Company entered into an additional $20.4 million term loan (the “2017 Term Loan”) with DenizBank, A.S (“DenizBank”) under the Company’s general credit agreement with DenizBank. The 2017 Term Loan is in addition to the Company’s term loan currently outstanding with Denizbank (the “2016 Term Loan”), as described in the Company’s previous periodic reports filed from time to time with the Securities and Exchange Commission.

The Company’s primary sources of liquidity for 2017 were its cash and cash equivalents, cash flow from operations, borrowings under the 2016 Term Loan and the 2017 Term Loan, and the net proceeds from the sale of TBNG. At December 31, 2017, the Company had cash and cash equivalents of $18.9 million, $13.0 million in long-term debt, $15.6 million in short-term debt, and a working capital surplus of $12.8 million, as compared to cash and cash equivalents of $10.0 million, $3.8 million in long-term debt, $38.2 million in short-term debt, and a working capital deficit of $17.3 million (excluding assets and liabilities held for sale) at December 31, 2016.

As of December 31, 2017, the Company had $28.6 million of debt and $46.1 million of 12.0% Series A Convertible Redeemable Preferred Shares (the “Series A Preferred Shares”) outstanding.

Operational Update

Southeastern Turkey

Selmo

In January 2018, the Company spud the Selmo-81H2 well, which is the first of a six-well Selmo development program. Drilling is ongoing, and the Company expects to start completions operations in the first half of 2018.

Bahar

The Company expects to drill one development well in the Bahar field in 2018. The Company may drill an additional Bahar well, contingent on financing.

Molla

The Company is currently preparing the location for the Yeniev-1 exploration well, targeting the Bedinan, Hazro and Mardin formations. The Company expects to spud the Yeniev-1 in the second quarter of 2018.

Northwestern Turkey. The Company continues to evaluate its prospects in the Thrace Basin in light of the recent positive production test results at the Yamalik-1 exploration well operated by Valeura with their partner Statoil. The Yamalik-1 exploration well is directly adjacent to the Company’s 120,000 net acres in the Thrace Basin of which the Company believes approximately 50,000 net acres (100% WI, 87.5% NRI) is analogous to the Valeura and Statoil acreage. The Company expects to resume production operations on its Yildurm-1 well on the Temrez license in 2018. Contingent on financing, the Company may commence a drilling program on its Temrez license in 2018.

Bulgaria. The Company continues to evaluate its position in Bulgaria with updated geologic models. The Company has prepared plans to side track and re-drill the Devinci R-1 well, which the Company plans to commence in 2018, contingent on financing.

Presentation at IPAA New York

The Company’s management will be presenting at the IPAA New York oil and gas conference on Monday, April 9, 2018 at 4:05 p.m. Eastern time. A live webcast of the event and slide presentation will be available on the Company’s website at www.transatlanticpetroleum.com. To access the webcast, click on “Investors”, select “Events and Presentations”, and click on “Listen to webcast” under the event listing.

Conference Call and Webcast Details

Date and Time: 7:30 a.m. Central time on Thursday, March 22, 2018

Call-In Information: The Company will host a live webcast and conference call on Thursday, March 22, 2018 at 7:30 a.m. Central time to discuss fourth quarter and fiscal year ended December 31, 2017 financial results and to provide an operational update.  Investors who would like to participate in the conference call should call (877) 878-2762 or (678) 809-1005 approximately ten minutes prior to the scheduled start time and ask for the TransAtlantic conference call. The conference ID is 3854639.

To Ask a Question: The conference call will be moderated by Lytham Partners, an investor relations firm. Investors interested in having a question asked of management may submit the question for review in advance to TAT@LythamPartners.com, who will submit appropriate questions to management for the call, or alternatively they can ask the questions live during the conference call.

Webcast and Presentation: A live webcast of the conference call and replay, as well as a presentation to accompany the call, will be available through the Company’s website at www.transatlanticpetroleum.com. To access the webcast and replay, click on “Investors,” select “Events and Presentations,” and click on “Listen to webcast” under the event listing. To access the presentation, please click on “View 2017 Earnings Call Presentation” under the event listing. The webcast will be available via replay as well.  The webcast requires IOS, Microsoft Windows Media Player, or RealOne Player.

Replay: A telephonic replay of the call will be available through March 23, 2018 and may be accessed by dialing (855) 859-2056 or (404) 537-3406. The conference ID is 3854639.

Annual Report on Form 10-K

The Company filed its Annual Report on Form 10-K for the year ended December 31, 2017 on March 21, 2018.

TransAtlantic Petroleum Ltd.

Consolidated Statements of Comprehensive (Loss) Income

(U.S. Dollars and shares in thousands, except per share amounts)

	For the Three Months Ended			For the Twelve Months Ended Dec 31,
	Dec 31, 2017	Sept 30, 2017	Dec 31, 2016	2017	2016
Revenues:
Total revenues	$15,187	$12,675	$18,672	$56,639	$68,595
Costs and expenses:
Production	3,451	2,997	3,343	12,249	12,368
Exploration, abandonment and impairment	685	141	2,999	934	5,963
Cost of purchased natural gas	–	–	1,154	568	4,418
Seismic and other exploration	1,677	2,966	20	4,723	104
General and administrative	3,514	2,532	4,919	12,817	16,320
Depreciation, depletion and amortization	3,901	4,272	5,972	16,925	29,025
Accretion of asset retirement obligations	46	49	88	190	373
Total costs and expenses	13,274	12,957	18,495	48,406	68,571
Operating (loss) income	1,913	(282)	177	8,233	24
Other (expense) income:
Loss on sale of TBNG	–	–	–	(15,226)	–
Interest and other expense	(1,857)	(2,322)	(2,735)	(8,838)	(11,841)
Interest and other income	435	182	1,135	1,098	2,546
(Loss) gain on commodity derivative contracts	(2,151)	(1,365)	(838)	(1,852)	(3,257)
Foreign exchange (loss) gain	(806)	(48)	(3,212)	(1,861)	(3,871)
Total other (expense) income	(4,379)	(3,553)	(5,650)	(26,679)	(16,423)
Loss from continuing operations before income taxes	(2,466)	(3,835)	(5,473)	(18,446)	(16,399)
Income tax expense	(1,573)	(518)	(226)	(5,429)	(6,046)
Net loss from continuing operations	(4,039)	(4,353)	(5,699)	(23,875)	(22,445)
Net income (loss) from discontinued operations	–	–	–	–	16,202
Net (loss) income	(4,039)	(4,353)	(5,699)	(23,875)	(6,243)
Other comprehensive (loss) income:
Foreign currency translation adjustment	(6,278)	(1,223)	(15,449)	15,550	(18,726)
Comprehensive (loss) income	$(10,317)	$(5,576)	$(21,148)	$(8,325)	$(24,969)

Net (loss) income per common share
Basic net (loss) income per common share
Continuing operations	$(0.09)	$(0.09)	$(0.12)	$(0.50)	$(0.51)
Discontinued operations	$–	$–	$–	$–	$0.37
Weighted average common shares outstanding	46,880	47,725	46,880	48,196	43,885
Diluted net (loss) income per common share
Continuing operations	$(0.09)	$(0.09)	$(0.12)	$(0.50)	$(0.51)
Discontinued operations	$–	$–	$–	$–	$0.37
Weighted average common and common equivalent shares outstanding	46,880	47,725	46,880	48,196	43,885

TransAtlantic Petroleum Ltd.

Summary Consolidated Statements of Cash Flows

(in thousands of U.S. Dollars)

	For the Year Ended December 31,
U.S. Dollars in thousands	2017	2016
Net cash provided by operating activities from continuing operations	$17,880	$21,353
Net cash used in investing activities from continuing operations	3,660	(8,518)
Net cash used in financing activities from continuing operations	(13,411)	(7,351)
Net cash provided by (used in) discontinued operations	-	220
Effect of exchange rate changes on cash	(787)	(1,599)
Net increase (decrease) in cash and cash equivalents	$7,342	$4,105

TransAtlantic Petroleum Ltd.

Summary Consolidated Balance Sheets

(in thousands of U.S. Dollars)

	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$18,926	$10,034
Restricted cash	–	2,555
Accounts receivable, net
Oil and natural gas sales	15,808	17,885
Joint interest and other	1,576	3,230
Related party	1,023	762
Prepaid and other current assets	3,866	4,756
Inventory	7,494	3,647
Assets held for sale	–	25,217
Total current assets	48,693	68,086
Property and equipment:
Oil and natural gas properties (successful efforts method)
Proved	193,647	197,214
Unproved	24,445	21,109
Equipment and other property	14,075	20,273
	232,167	238,596
Less accumulated depreciation, depletion and amortization	(129,183)	(120,638)
Property and equipment, net	102,984	117,958
Other long-term assets:
Other assets	2,247	2,725
Note receivable - related party	6,726	7,624
Total other assets	8,973	10,349
Total assets	$160,650	$196,393

LIABILITIES, SERIES A PREFERRED SHARES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$4,853	$7,036
Accounts payable - related party	3,141	1,844
Accrued liabilities (1)	10,014	12,492
Derivative liability	2,215	596
Loans payable	15,625	35,000
Loan payable - related party	–	3,194
Liabilities held for sale	–	15,938
Total current liabilities	35,848	76,100
Long-term liabilities:
Asset retirement obligations	4,727	4,833
Accrued liabilities	8,810	8,126
Deferred income taxes	19,611	18,806
Loans payable	13,000	3,750
Derivative liability	–	242
Total long-term liabilities	46,148	35,757
Total liabilities	81,996	111,857
Commitments and contingencies
Series A preferred shares, $0.01 par value, 426,000 shares authorized; 426,000 shares issued and outstanding with a liquidation preference of $50 per share as of December 31, 2017	21,300	25,500
Series A preferred shares-related party, $0.01 par value, 495,000 shares authorized; 495,000 shares issued and outstanding with a liquidation preference of $50 per share as of December 31, 2017	24,750	20,550
Shareholders' equity:
Common shares, $0.10 par value, 100,000,000 shares authorized; 50,319,156 shares and 47,220,525 shares issued and outstanding as of December 31, 2017 and 2016, respectively	5,032	4,722
Treasury stock	(970)	(970)
Additional paid-in-capital	575,411	573,278
Accumulated other comprehensive loss	(124,766)	(140,316)
Accumulated deficit	(422,103)	(398,228)
Total shareholders' equity	32,604	38,486
Total liabilities, Series A preferred shares and shareholders' equity	$160,650	$196,393

Reconciliation of Net Loss from Continuing Operations to Adjusted EBITDAX (Unaudited)

(in thousands of U.S. Dollars)

	For the Three Months Ended			For the Twelve Months Ended
U.S. Dollars in thousands	Dec 31, 2017	Sept 30, 2017	Dec 31, 2016	2017	2016
Net loss from continuing operations	$(4,039)	$(4,353)	$(5,699)	$(23,875)	$(22,445)
Adjustments:
Interest and other, net	1,422	2,140	1,600	7,740	9,295
Current and deferred income tax expense	1,573	518	226	5,429	6,046
Exploration, abandonment, and impairment	685	141	2,999	934	5,963
Seismic expense	1,677	2,966	20	4,723	104
Foreign exchange loss (gain)	806	48	3,212	1,861	3,871
Share-based compensation	136	142	133	692	629
Loss (gain) on commodity derivative contracts	2,151	1,365	838	1,852	3,257
Cash settlements on commodity derivative contracts	-	-	-	32	4,188
Accretion of asset retirement obligation	46	49	88	190	373
Depreciation, depletion, and amortization	3,901	4,272	5,972	16,925	29,025
Net other items	-	-	-	15,256	582
Adjusted EBITDAX from continuing operations	$8,358	$7,288	$9,389	$31,759	$40,888

Adjusted EBITDAX from continuing operations (“Adjusted EBITDAX”) is a non-GAAP financial measure that represents net loss from continuing operations plus interest and other, net, current and deferred income tax expense, exploration, abandonment, and impairment, seismic and other exploration expense, foreign exchange loss (gain), share based compensation expense, loss (gain) on commodity derivative contracts, cash settlements on commodity derivative contracts, accretion of asset retirement obligation, depreciation, depletion, and amortization, and net other items.

The Company believes Adjusted EBITDAX assists management and investors in comparing the Company’s performance on a consistent basis without regard to depreciation, depletion, and amortization and impairment of oil and natural gas properties and exploration expenses, among other items, which can vary significantly from period to period. In addition, management uses Adjusted EBITDAX as a financial measure to evaluate the Company’s operating performance.

Adjusted EBITDAX is not a measure of financial performance under GAAP. Accordingly, it should not be considered as a substitute for net income or income from continuing operations prepared in accordance with GAAP. Net income or income from continuing operations may vary materially from Adjusted EBITDAX. Investors should carefully consider the specific items included in the computation of Adjusted EBITDAX.

About TransAtlantic

The Company is an international oil and natural gas company engaged in the acquisition, exploration, development, and production of oil and natural gas. The Company holds interests in developed and undeveloped properties in Turkey and Bulgaria.

(NO STOCK EXCHANGE, SECURITIES COMMISSION, OR OTHER REGULATORY AUTHORITY HAS APPROVED OR DISAPPROVED THE INFORMATION CONTAINED HEREIN.)

Forward-Looking Statements

This news release contains statements concerning the marketing of the Company, the Company’s drilling program, the evaluation of the Company’s prospects in the Thrace Basin in Turkey, the Molla Area of Southeast Turkey, and Bulgaria, the drilling, completion, and cost of wells, the production and sale of oil and natural gas, the holding of an earnings conference call, and the issuance of an operations update, as well as other expectations, plans, goals, objectives, assumptions, and information about future events, conditions, results of operations, and performance that may constitute forward-looking statements or information under applicable securities legislation. Such forward-looking statements or information are based on a number of assumptions, which may prove to be incorrect.

Although the Company believes that the expectations reflected in such forward-looking statements or information are reasonable, undue reliance should not be placed on forward-looking statements because the Company can give no assurance that such expectations will prove to be correct. Forward-looking statements or information are based on current expectations, estimates, and projections that involve a number of risks and uncertainties which could cause actual results to differ materially from those anticipated by the Company and described in the forward-looking statements or information. These risks and uncertainties include, but are not limited to, access to sufficient capital; market prices for natural gas, natural gas liquids, and oil products; estimates of reserves and economic assumptions; the ability to produce and transport natural gas, natural gas liquids, and oil products; the results of exploration and development drilling and related activities; economic conditions in the countries and provinces in which the Company carries on business, especially economic slowdowns; actions by governmental authorities; receipt of required approvals; increases in taxes; legislative and regulatory initiatives relating to fracture stimulation activities; changes in environmental and other regulations; renegotiations of contracts; political uncertainty, including actions by insurgent groups or other conflict; outcomes of litigation; the negotiation and closing of material contracts; and other risks described in the Company’s filings with the SEC.

The forward-looking statements or information contained in this news release are made as of the date hereof and the Company undertakes no obligation to update publicly or revise any forward-looking statements or information, whether as a result of new information, future events, or otherwise, unless so required by applicable securities laws.

Note on BOE

Barrels of oil equivalent, or BOE, are derived by the Company by converting natural gas to oil in the ratio of six thousand cubic feet of natural gas (“MCF”) to one stock tank barrel, or 42 U.S. gallons liquid volume (“BBL”), of oil. A BOE conversion ratio of six MCF to one BBL is based on an energy equivalency conversion method primarily applicable at the burner tip and does not represent a value equivalency at the wellhead. BOE may be misleading, particularly if used in isolation.

Contacts:

Chad D. Burkhardt

Vice President, General Counsel and Corporate Secretary

(214) 265-4705

TransAtlantic Petroleum Ltd.

16803 Dallas Parkway

Addison, Texas 75001

http://www.transatlanticpetroleum.com